EXHIBIT 10

EXECUTION COPY

STOCKHOLDER AGREEMENT (this "Agreement") dated as of August 14, 2003, between RETIREMENT SYSTEMS OF ALABAMA HOLDINGS LLC, a Delaware limited liability company (together with any RSA Permitted Transferees, "RSA"), and the other parties set forth on the signature pages hereto (collectively and together with any transferees thereof, the "Stockholders").

WHEREAS Aviation Acquisition, L.L.C., a Delaware limited liability company ("Aviation"), OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership (together with any transferees thereof, "OCM" and, together with Aviation, the "Purchasers"), and US Airways Group, Inc., a Delaware corporation (the "Company"), propose to enter into an Investment Agreement dated as of the date hereof (as the same may be amended or supplemented, the "Investment Agreement") providing for the acquisition by the Purchasers of up to 5,007,148 shares of class A common stock, par value $1.00 per share (the "Class A Common Stock") of the Company;

WHEREAS upon consummation of the transactions contemplated by the Investment Agreement, Aviation may transfer all or a portion of the Class A Common Stock acquired by it to its limited liability company members party hereto (collectively with Aviation and together with any transferees thereof, the "Farallon Stockholders"); and

WHEREAS, as a condition to the Purchasers' willingness to enter into the Investment Agreement, the Stockholders have requested that RSA enter into this Agreement,

NOW, THEREFORE, the parties hereto agree as set forth below.

ARTICLE I

Definitions

"Affiliate" shall mean, with respect to any party, any person that directly or indirectly, though one or more intermediaries, controls, is controlled by, or is under common control with, such party; provided, however, that for purposes of the definition of RSA Permitted Transferee in Section 3.09(a)(i) of this Agreement, the term "Affiliate" shall not include the Company or any of its subsidiaries.

"Agreement" shall have the meaning set forth in the preamble.

"Aviation" shall have the meaning set forth in the premises.

"Change of Control" shall mean, with respect to the Company, (a) the acquisition, directly or indirectly, at any time by any person or group (within the meaning of Section 13(d)), other than RSA or an RSA Permitted Transferee, of "beneficial ownership" (within the meaning of Section 13(d)) of Securities with voting power in excess of the total voting power of the Securities to be "beneficially owned" by RSA and the RSA Permitted Transferees after giving effect to such acquisition, whether such acquisition results from a Transfer, merger, consolidation, reorganization, recapitalization, sale of assets or similar transaction; (b) if a majority of the board of directors of the Company shall no longer be composed of individuals (i) who were members of such board on the date hereof, (ii) whose election or nomination to such board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such board, (iii) whose election or nomination to such board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of such board or (iv) in the case of individuals nominated by RSA in accordance with the Investment Agreement dated as of September 26, 2002, between RSA and the Company, as amended by Amendment No. 1 dated as of January 17, 2003 and Amendment No. 2 dated as of March 30, 2003, who were nominated or proposed by RSA; or (c) a Transfer of Securities (other than to RSA and/or an RSA Permitted Transferee) causing the transferee of such Securities to have the ability (whether through the ownership of voting securities or otherwise) to designate a majority of the Company's directors.

"Class A Common Stock" shall have the meaning set forth in the premises.

"Class A Preferred Stock" shall mean the class A preferred stock, par value $0.0001 per share, of the Company.

"Class B Common Stock" shall mean the class B common stock, par value $1.00 per share, of the Company.

"Class B Preferred Stock" shall mean the class B preferred stock, par value $1000 per share, of the Company.

"Company" shall have the meaning set forth in the premises.

"Farallon Stockholders" shall have the meaning set forth in the premises.

"Investment Agreement" shall have the meaning set forth in the premises.

"Market Transfer" shall mean any Transfer of Securities (a) through a public securities market in a "brokers' transaction" or in transactions directly with a "market maker" (each such term within the meaning of Rule 144 promulgated under the Securities Act), (b) with respect to which neither RSA nor any of its Affiliates has entered into any agreement with the purchaser of such Securities regarding such Transfer or solicited or arranged for the solicitation of orders to buy the Securities in anticipation of or in connection with such Transfer, (c) with respect to which neither RSA nor any of its Affiliates has made any payment in connection with the offer or sale of the Securities to any person other than the broker who executes the order to sell the Securities and (d) as of result of which no person or group (within the meaning of Section 13(d)) acquires Securities representing, in the aggregate, an amount equal to or greater than the RSA Threshold. Notwithstanding the foregoing, a Market Transfer shall also include a public offering or distribution pursuant to registered offering under the Securities Act; provided, however, that as a result of such offering or distribution, no person or group (within the meaning of Section 13(d)) acquires Securities representing, in the aggregate, an amount equal to or greater than the RSA Threshold.

"OCM" shall have the meaning set forth in the premises.

"Permitted Transfer" shall have the meaning set forth in Section 3.09(a)(i).

"Proposed Purchaser" shall have the meaning set forth in Section 2.02(a).

"Purchasers" shall have the meaning set forth in the premises.

"RSA" shall have the meaning set forth in the preamble.

"RSA Permitted Transferee" shall have the meaning set forth in Section 3.09(a)(i).

"RSA Threshold" shall have the meaning set forth in Section 2.02(a).

"Section 13(d)" shall mean Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

"Securities" shall have the meaning set forth in Section 2.01(a).

"Securities Act" shall mean the Securities Act of 1933.

"Stockholders" shall have the meaning set forth in the preamble.

"Tag-Along Notice" shall have the meaning set forth in Section 2.02(c).

"Tag-Along Sale" shall have the meaning set forth in Section 2.02(a).

"Tag-Along Sale Date" shall have the meaning set forth in Section 2.02(b).

"Tag-Along Sale Notice" shall have the meaning set forth in Section 2.02(b).

"Tag-Along Securities" shall mean, with respect to any proposed Transfer (other than a Permitted Transfer) of Class A Common Stock, Class B Common Stock, Class B Preferred Stock or Warrants, the number of shares of Class A Common Stock equal to the product of (a) the total number of shares of Class A Common Stock held by the Stockholders and acquired pursuant to the Investment Agreement and (b) a fraction, the numerator of which is the number of shares of Class A Common Stock, Class B Common Stock, Class B Preferred Stock and Warrants proposed to be sold by RSA and the denominator of which is the aggregate number of outstanding shares of Class A Common Stock of the Company, in each case hereunder determined on a fully diluted basis assuming the conversion of all convertible securities, including the Class B Common Stock, of the Company and exercise or exchange of all options, warrants or other rights to purchase Class A Common Stock of the Company, plus, to the extent the proposed Transfer includes Class B Preferred Stock, the aggregate number of outstanding shares of Class B Preferred Stock.

"Transfer" shall have the meaning set forth in Section 2.01(a).

"Warrants" shall mean the class A-1 warrants of the Company.

ARTICLE II

Restrictions on Transfer; Tag-Along Rights

SECTION 2.01.    Restrictions on Transfer.   (a)  The direct or indirect sale, transfer, offer, assignment, pledge, exchange, mortgage, hypothecation or other disposal (collectively, "Transfer") by RSA of any capital stock of the Company, including any Class A Common Stock, Class B Common Stock, Warrants, Class A Preferred Stock or Class B Preferred Stock, held by RSA (collectively, the "Securities") shall be subject to the conditions specified in this Article II.

(b)      Each certificate representing Securities held by RSA shall be stamped or otherwise imprinted with a legend, and each Security held by RSA in book-entry form through an account at The Depository Trust Company shall contain a notation, substantially in the following form (in addition to any legend required under applicable state or Federal securities laws):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED AS OF AUGUST 14, 2003, BY AND AMONG RETIREMENT SYSTEMS OF ALABAMA HOLDINGS LLC AND CERTAIN OTHER STOCKHOLDERS OF US AIRWAYS GROUP, INC. PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF US AIRWAYS GROUP, INC."

At such time as this Agreement shall no longer be operative or enforceable against RSA (or its successors, transferees or assigns), such legend or notation shall, at the request of RSA, be removed and, if the Securities are held in certificated form, certificates not bearing such legend shall be issued in replacement therefor.

SECTION 2.02.    Tag-Along Rights.  (a)  If RSA proposes to Transfer (a "Tag-Along Sale") in any transaction or series of related transactions, other than a Market Transfer, Securities representing, in the aggregate, either (i) 25% or more in the aggregate of the outstanding Class A Common Stock (including for this purpose all Class A Common Stock issuable upon exercise of outstanding Warrants) and Class B Common Stock of the Company or (ii) 25% or more of the outstanding voting rights of capital stock of the Company (the "RSA Threshold"), to one or more third parties who are not RSA Permitted Transferees (a "Proposed Purchaser"), then RSA shall notify (in the manner set forth in Section 2.02(b)) the Stockholders and the Company that the Stockholders have the right to sell to the Proposed Purchaser as part of such Transfer the Tag-Along Securities (or such lesser number as the Stockholders may elect pursuant to Section 2.02(c)) at the closing of such Transfer subject to the same terms and conditions, on a pro rata basis, of the proposed Transfer by RSA. The consideration per Tag-Along Security to be received by the Stockholders shall be equal to the higher of (A) the proposed purchase price offered by the Proposed Purchaser for shares of Class A Common Stock and (B) the proposed purchase price offered by the Proposed Purchaser for shares of Class B Common Stock; provided, however, that if the Tag-Along Sale includes a sale by RSA of any shares of Class B Preferred Stock or Warrants, if the purchase price for (x) a share of Class B Preferred Stock exceeds the lower of (1) the liquidation value of such share and (2) the fair market value of such share at the time the Proposed Purchaser made its proposal, or (y) a Warrant exceeds the fair market value of such Warrant at the time the Proposed Purchaser made its proposal, as applicable, such excess shall be shared pro rata with the Stockholders based on the number of Tag-Along Securities Transferred in such Tag-Along Sale. For the avoidance of doubt, the (i) Transfers by RSA Permitted Transferees shall be aggregated with any Transfers by RSA for purposes of determining whether such Transfers equal or exceed the RSA Threshold, (ii) RSA Permitted Transferees shall have the same rights and obligations as RSA under this Agreement and (iii) any transferee of any Stockholder (and any subsequent transferee) shall have the same rights and obligations as the Stockholders under this Agreement.

(b)     RSA shall provide the Stockholders written notice (a "Tag-Along Sale Notice") by delivering such Tag-Along Sale Notice to the Stockholders not less than 15 days prior to the proposed date of consummation of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall be accompanied by a copy of any agreement relating to the Tag-Along Sale (if available and, if the provision thereof to the Stockholders shall be subject to an obligation of confidentiality, then the Stockholders shall provide in writing such undertaking of confidentiality as shall be reasonably required by RSA and/or the Proposed Purchaser) and, to the extent not set forth in such agreement, shall set forth: (i) the name and address of the Proposed Purchaser in the Tag-Along Sale; (ii) the class and the number of Securities proposed to be Transferred by RSA; (iii) the proposed material terms of such Transfer, including of any oral agreements, the proposed amount and form of consideration to be paid for such Securities expressed on a per Security basis for each class or type of Security included therein and the terms and conditions of payment offered by the Proposed Purchaser; (iv) the anticipated or approximate Tag-Along Sale Date; and (v) if the proposed Tag-Along Sale provides for any non-cash consideration, a description of such non-cash consideration adequate to allow valuation thereof. Upon request, RSA shall provide such additional information directly related to the Transfer of Tag-Along Securities in the Tag-Along Sale, including additional information with respect to the information set forth in clauses (i) through (v), as the Stockholders may reasonably request. RSA shall not enter into any confidentiality agreement in connection with a proposed Tag-Along Sale which would prohibit RSA from complying with this Section 2.02(b).

(c)     If any of the Stockholders wishes to participate in the Tag-Along Sale then it shall provide written notice (a "Tag-Along Notice") to RSA no less than three business days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of Tag-Along Securities that such Stockholder desires to include in the Tag-Along Sale, but in no event shall such number, together with all Tag-Along Securities proposed to be included by all other Stockholders, exceed the maximum number of Tag-Along Securities permitted under the definition of such term. To the extent that the aggregate number of Tag-Along Securities specified in the Tag-Along Notices of all Stockholders exceeds the maximum number of Tag-Along Securities permitted under the definition of such term, the number of Tag-Along Securities of each Stockholder to be included in the Tag-Along Sale shall be determined on a pro rata basis according to the number of Tag-Along Securities proposed to be included in the Tag-Along Sale by each Stockholder. The Tag-Along Notice given by a Stockholder shall constitute such Stockholder's binding agreement to sell the Tag-Along Securities specified in the Tag-Along Notice on the terms and subject to the conditions, on a pro rata basis with RSA, described in the Tag-Along Sale Notice. Anything contained herein to the contrary notwithstanding, no Stockholder shall be required to incur any liability or make any representation or warranty or any covenant or indemnity unless RSA is required to incur substantially the same economic liability on a pro rata (or greater) basis and make substantially the same representation, warranty and indemnity on a pro rata (or greater) basis.

(d)    If the Proposed Purchaser does not, through no fault of any Stockholder, consummate the purchase of all of the Tag-Along Securities offered for sale in accordance with the foregoing terms (or terms more favorable to the Stockholders) and procedures, then RSA shall not consummate the Tag-Along Sale of any of its Securities that equal or exceed the RSA Threshold to the Proposed Purchaser. If a Tag-Along Notice is not received by RSA prior to the three business day period specified above, RSA shall have the right to consummate the Tag-Along Sale without the participation of the Stockholders, but only on terms and conditions which are no more favorable to RSA (and in any event, at no greater a purchase price) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within 90 days of the Tag-Along Sale Date, or 120 days if the sole reason such Tag-Along Sale does not occur within 90 days is due to the failure to obtain regulatory approval. If such Tag-Along Sale does not occur within such 90 day period, or such 120 day period, if applicable, the Securities that were to be subject to such Tag-Along Sale thereafter shall again become subject to all of the conditions contained in Article II of this Agreement.

(e)     Prior to the Tag-Along Sale Date, the participating Stockholder shall deliver its Tag-Along Securities to the Company, or at the Company's request, to its transfer agent, duly endorsed for transfer and all fully executed documents reasonably required in connection with such Tag-Along Sale or, if held in book-entry form through an account at The Depository Trust Company, shall make such other reasonably satisfactory arrangements to allow for the Transfer of such Tag-Along Securities. On the Tag-Along Sale Date, the Company or its transfer agent shall deliver the Tag-Along Securities to be sold in connection with the Tag-Along Sale to the Proposed Purchaser by delivering Tag-Along Securities against delivery of the consideration for the Tag-Along Securities described in the Tag-Along Sale Notice in the amount of the aggregate purchase price for such Tag-Along Securities, if and to the extent that such purchase price shall, in accordance with the terms of such Tag-Along Sale, be payable at the closing thereof. The Company or its transfer agent shall immediately remit such consideration to the relevant Stockholder. If the Tag-Along Sale does not occur as set forth above, the Company or its transfer agent shall immediately return such Tag-Along Securities to the relevant Stockholder.

(f)     Any election in any instance by a Stockholder not to exercise its right to participate in a Tag-Along Sale under this Section 2.02 shall not constitute a waiver of such right with respect to any other subsequent proposed Transfer of Securities which would trigger such right.

ARTICLE III

Miscellaneous

SECTION 3.01.     Termination. This Agreement shall be terminated (a) upon termination of the Investment Agreement in accordance with its terms, (b) by the mutual consent of the parties hereto, (c) upon a Change of Control of the Company, provided that the provisions of Article II shall have been complied with in all respects in connection with, the transaction or transactions resulting in such Change of Control, (d) upon the failure of RSA and the RSA Permitted Transferees to own Securities representing in the aggregate the RSA Threshold, (e) with respect to the Farallon Stockholders (and not with respect to OCM), upon the Transfer by the Farallon Stockholders (in the aggregate and measured on a cumulative basis from the date hereof, but excluding Transfers to another Farallon Stockholder that is a party to this Agreement as of the date hereof, any other investment fund managed by, or through an Affiliate of, Farallon Capital Management, L.L.C. or any Affiliate of the foregoing) of 50% or more of the shares of Class A Common Stock acquired by the Farallon Stockholders pursuant to the transactions contemplated by the Investment Agreement or (f) with respect to OCM (and not with respect to the Farallon Stockholders), upon the Transfer by OCM (in the aggregate and measured on a cumulative basis from the date hereof, but excluding Transfers to any other investment fund managed by, or through an Affiliate of, Oaktree Capital Management, LLC or any Affiliate of the foregoing) of 50% or more of the shares of Class A Common Stock acquired by OCM pursuant to the transactions contemplated by the Investment Agreement.

SECTION 3.02.     Amendments.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 3.03.     Notice.  All notices and other communications provided for herein or permitted hereunder shall be made in writing by hand-delivery, courier guaranteeing overnight delivery, certified first-class mail, return receipt requested, or telecopy and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(i)     if to a Farallon Stockholder, to

Farallon Capital Management, L.L.C.
One Maritime Plaza, Suite 1325
San Francisco, CA 94111

Attention:  Mark C. Wehrly, Esq. and
                    William F. Duhamel

with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Attention:  Julie T. Spellman, Esq.

(ii)     if to OCM, to

OCM Principal Opportunities Fund II, L.P.
c/o Oaktree Capital Management, LLC
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90401

Attention:  Caleb S. Kramer
                    Jordon L. Kruse

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601

Attention:  John A. Weissenbach, Esq.
                    Christopher J. Greeno, Esq.

(iii)     if to RSA, to

Retirement Systems of Alabama Holdings, LLC
135 South Union Street
Montgomery, Alabama 36104

Attention:  Darren Schulz

with a copy to:

Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, NY 10103

Attention:  Duncan N. Darrow, Esq.

SECTION 3.04.    Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

SECTION 3.05.    Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 3.06.    Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
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SECTION 3.07.    Entire Agreement; No Third-Party Beneficiaries.  This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns permitted hereby) any rights or remedies hereunder.

SECTION 3.08.    Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

SECTION 3.09.    Permitted Transfers; Assignment.  (a) (i)  The restrictions on Transfer provided in Article II shall not be applicable to any Transfer by RSA to one or more of its Affiliates (such transferee shall be referred to herein as an "RSA Permitted Transferee" and any such transfer being referred to as a "Permitted Transfer"), and (ii) neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by RSA without the prior written consent of the Stockholders, such consent not to be unreasonably withheld, except that RSA may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to an RSA Permitted Transferee; provided, however, that in the case of any Permitted Transfer permitted under clause (i) above or any assignment permitted under clause (ii) above, the RSA Permitted Transferee shall have executed and delivered an agreement substantially in the form of Exhibit A attached hereto and provided, further, that in no event shall any such Permitted Transfer or assignment relieve the assignor of any of its obligations under this Agreement.

(b)    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any Stockholder without the prior written consent of RSA, such consent not to be unreasonably withheld, except that (i) any Farallon Stockholder may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to another Stockholder or to any other investment fund of Farallon Capital Management, L.L.C., or any Affiliate of any of the foregoing and (ii) OCM may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to another Stockholder or to any other investment fund of Oaktree Capital Management, LLC, or any Affiliate of any of the foregoing, provided, that in each case the assignee shall have executed and delivered to RSA an agreement substantially in the form of Exhibit A hereto. Notwithstanding any of the foregoing, neither this Agreement nor any of the rights, interests or obligations under this Agreement of any Stockholder shall be assigned, in whole or in part, by operation of law or otherwise by any Stockholder in connection with a market transfer of Securities by such Stockholder effected in the same manner as contemplated by the definition of Market Transfer.

(c)    Any purported assignment without consent or compliance with the requirements of this Section shall be void. Subject to the preceding provisions of this Section, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 3.10.    Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court located in New York County or any Federal court located in New York, New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court located in New York County or any Federal court located in New York, New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement in any court other than a New York state court located in New York County or any Federal court sitting in New York, New York and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated hereby.

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

RETIREMENT SYSTEMS OF ALABAMA HOLDINGS LLC
by /s/ David G. Bronner Name: David G. Bronner Title: Manager

AVIATION ACQUISITION, L.L.C. By FARALLON CAPITAL MANAGEMENT, L.L.C., its manager, by /s/ William F. Duhamel Name: William F. Duhamel Title: Managing Member

FARALLON CAPITAL PARTNERS, L.P. By FARALLON PARTNERS, L.L.C., its general partner,
By: /s/ William F. Duhamel Name: William F. Duhamel Title: Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P. By FARALLON PARTNERS, L.L.C., its general partner,
By: /s/ William F. Duhamel Name: William F. Duhamel Title: Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P. By FARALLON PARTNERS, L.L.C., its general partner,
By: /s/ William F. Duhamel Name: William F. Duhamel Title: Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P. By FARALLON PARTNERS, L.L.C., its general partner,
By: /s/ William F. Duhamel Name: William F. Duhamel Title: Managing Member

TINICUM PARTNERS, L.P. By FARALLON PARTNERS, L.L.C., its general partner,
By: /s/ William F. Duhamel Name: William F. Duhamel Title: Managing Member

OCM PRINCIPAL OPPORTUNITIES FUND II, L.P. By OAKTREE CAPITAL MANAGEMENT, LLC, its general partner,
By: /s/ Caleb S. Kramer Name: Caleb S. Kramer Title: Managing Director
By: /s/ Jordan Kruse Name: Jordan Kruse Title: Vice President

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

            THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") is made and entered into as of [Date], by and between [ ], as assignor (the "Assignor"), and [ ], as assignee (the "Assignee").

            Reference is made to the Stockholder Agreement dated as of August 14, 2003 (as from time to time amended, modified or supplemented, the "RSA Stockholder Agreement"), among Retirement Systems of Alabama Holdings LLC, a Delaware limited liability company, and the other parties set forth on the signature pages thereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the RSA Stockholder Agreement.

            1.         Effective as of the date of this Agreement, the Assignor hereby assigns to the Assignee and the Assignee hereby assumes from the Assignor the Assignor's rights and obligations under the RSA Stockholder Agreement with respect to the Securities set forth in the table below. From and after the date of this Agreement, the Assignee shall be a party to and be bound by the provisions of the RSA Stockholder Agreement and, with respect to the Securities set forth in the table below, have the rights and obligations of the Assignor thereunder.

            2.         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

            3.         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Assignee's Address for Notices:

Type of Securities	Number of Securities to be Transferred

            IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Agreement to be executed and delivered either in person or by its duly authorized agent.

The terms set forth above are hereby agreed to: ________________, as Assignor
By____________________________ Name: Title:

________________, as Assignee
By____________________________ Name: Title: